                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the "Registration Statement") of Martin Currie Business Trust ("MCBT") of our reports dated June 17, 1997, relating to the financial statements and financial highlights appearing in the April 30, 1997 Annual Reports to Shareholders of MCBT Global Growth Fund, MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Small Companies Fund, MCBT Emerging Americas Fund and MCBT Emerging Asia Fund, which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statement of Additional Information and "Independent Accountants" in the Private Placement Memorandum which constitutes part of this Registration Statement.

PRICE WATERHOUSE LLP
Boston, Massachusetts
August 28, 1997